                                  EXHIBIT 99.3

                   FINANCIAL STATEMENTS OF HANOVERTRADE, INC.


                    TABLE OF CONTENTS TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       ----
  Consolidated Balance Sheets as of June 30, 2002 (unaudited) and December 31, 2001     2

  Consolidated Statements of Operations (unaudited) for the Six Months Ended
  June 30, 2002 and 2001                                                                3

  Consolidated Statement of Stockholders' Equity (unaudited) for the Six Months
  Ended June 30, 2002                                                                   4

  Consolidated Statements of  Cash Flows (unaudited) for the Six Months Ended
  June 30, 2002 and 2001                                                                5

  Notes to Consolidated Financial Statements (unaudited)                                6

                        HANOVERTRADE, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

ASSETS                                                                                JUNE 30,           DECEMBER 31,
                                                                                        2002                 2001
                                                                                    ------------         ------------
CURRENT ASSETS:                                                                     (UNAUDITED)

  Cash and cash equivalents                                                          $   273,847         $   196,451
  Accounts receivable                                                                    283,862             590,234
  Prepaid expenses and other current assets                                                8,773              31,105
                                                                                    ------------         ------------
      Total current assets                                                               566,482             817,790
PROPERTY AND EQUIPMENT - Net                                                             159,763             176,728
CAPITALIZED SOFTWARE - Net                                                             1,707,263           2,170,323
GOODWILL - Net                                                                         1,514,736           1,044,266
DEFERRED TAX ASSET - Net                                                                      --                  --
OTHER ASSETS                                                                              68,971              68,971
                                                                                    ------------         ------------
TOTAL ASSETS                                                                         $ 4,017,215         $ 4,278,078
                                                                                    ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                              $   564,540         $   407,372
  Accrued interest due to related party                                                   23,972             103,738
  Payable under asset purchase agreement                                                 500,000             500,000
  Due to related parties                                                                 397,457             544,639
  Other current liabilities                                                                3,518               5,110
                                                                                    ------------         ------------
      Total current liabilities                                                        1,489,487           1,560,859

NOTE PAYABLE TO RELATED PARTY                                                          6,304,396           7,654,396
                                                                                    ------------         ------------
      TOTAL LIABILITIES                                                                7,793,883           9,215,255
                                                                                    ------------         ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Series A preferred stock: $0.01 par value, 100,000 shares
      authorized, 97,000 shares outstanding at June 30, 2002
      and December 31, 2001                                                                  970                 970
  Common stock: $0.01 par value, 105,000 shares authorized, 3,000
      shares outstanding at June 30, 2002 and December 31, 2001                               30                  30
  Additional paid-in capital                                                             485,021                  --
  Retained earnings (deficit)                                                        (4,262,689)          (4,938,177)
                                                                                    ------------         ------------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                           (3,776,668)          (4,937,177)
                                                                                    ------------         ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 4,017,215         $ 4,278,078
                                                                                    ============         ============

                 See notes to consolidated financial statements

                    HANOVERTRADE, INC. AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                               (UNAUDITED)

                                          SIX MONTHS ENDED JUNE 30,
                                       -------------------------------
                                          2002                2001
                                       -----------        ------------
REVENUES:
  Loan brokering/trading               $ 3,137,156        $ 1,594,666
  Loan sale advisory services            1,008,124                 --
  Consulting                               249,265                 --
  Other                                     24,744            170,434
                                       -----------        ------------
      Total revenues                     4,419,289          1,765,100
                                       -----------        ------------

EXPENSES:
  Personnel                              1,859,395          1,868,646
  Depreciation and amortization            594,151            544,361
  Technology                               483,368            219,049
  General and administrative               273,024            139,327
  Occupancy                                213,444            135,002
  Interest                                 147,786            198,310
  Travel and entertainment                 110,802            169,630
  Professional                              61,831            110,918
                                       -----------        ------------
      Total expenses                     3,743,801          3,385,243
                                       -----------        ------------
INCOME (LOSS) BEFORE INCOME TAX
  PROVISION                                675,488         (1,620,143)

INCOME TAX PROVISION                            --                 --
                                       -----------        ------------

NET INCOME (LOSS)                      $   675,488        $(1,620,143)
                                       ===========        ============
BASIC EARNINGS (LOSS) PER SHARE        $    225.16        $   (540.05)
                                       ===========        ============

                 See notes to consolidated financial statements

                        HANOVERTRADE, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 2002
                                   (UNAUDITED)

                                 Series A                                                               Accumulated
                             Preferred Stock    Common Stock   Additional                  Retained        Other
                             ---------------  ---------------   Paid-in    Comprehensive   Earnings    Comprehensive
                             Shares   Amount  Shares   Amount   Capital       Income       (Deficit)       Gain          Total
                             ------   ------  ------   ------  ----------  -------------  -----------  -------------  -----------
BALANCE, DECEMBER 31, 2001   97,000   $  970   3,000   $   30  $       --                 $(4,938,177)   $       --   $(4,937,177)

Capital contribution                                              485,021                                                 485,021
Comprehensive income:
   Net income                                                              $     675,488      675,488                     675,488
                                                                           -------------
   Comprehensive income                                                    $     675,488
                             ------   ------  ------   ------  ----------  =============  -----------    ----------   -----------
BALANCE, JUNE 30, 2002       97,000   $  970  3,000    $   30  $  485,021                 $(4,262,689)   $       --   $(3,776,668)
                             ======   ======  ======   ======  ==========                 ===========    ==========   ===========


                 See notes to consolidated financial statements

                        HANOVERTRADE, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                  SIX MONTHS ENDED JUNE 30,
                                                                              ---------------------------------
                                                                                  2002                 2001
                                                                              -----------          ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                          $   675,488          $(1,620,143)
   Adjustments to reconcile net income (loss) to net cash provided by
     (used in) operating activities:
     Depreciation and amortization                                                594,151              544,361
     Changes in assets - (increase) decrease:
        Accounts receivable                                                       306,372             (190,153)
        Notes receivable                                                               --             (200,000)
        Prepaid expenses and other assets                                          22,332              (10,096)
     Changes in liabilities - increase (decrease):
        Accounts payable and accrued expenses                                     157,168             (662,184)
        Accrued interest due to related party                                     (79,766)              (2,953)
        Due to related parties                                                   (147,182)             (46,482)
        Other current liabilities                                                  (1,592)                 600
                                                                              -----------          -----------
          Net cash provided by (used in) operating activities                   1,526,971           (2,187,050)
                                                                              -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                            (31,126)             (15,002)
   Capitalized software costs                                                     (83,000)             (79,877)
   Acquisition                                                                         --             (868,530)
                                                                              -----------          -----------
          Net cash (used in) investing activities                                (114,126)            (963,409)
                                                                              -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (repayment of) proceeds from note payable to related party              (1,350,000)           3,265,826
   Capital contributions                                                           14,551                   --
                                                                              -----------          -----------
          Net cash (used in) provided by financing activities                  (1,335,449)           3,265,826
                                                                              -----------          -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                          77,396              115,367

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                    196,451               32,573
                                                                              -----------          -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                      $   273,847          $   147,940
                                                                              ===========          ===========


                 See notes to consolidated financial statements

                        HANOVERTRADE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

The interim consolidated financial statements of HanoverTrade, Inc. and Subsidiary (the "Company") should be read in conjunction with the Company's annual consolidated financial statements included in Hanover Capital Mortgage Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. The interim consolidated financial statements reflect all normal and recurring adjustments which are, in the opinion of management, considered necessary for a fair presentation of the financial condition and results of operations for the periods presented. There were no adjustments of a non-recurring nature recorded during the six months ended June 30, 2002. The interim results of operations presented are not necessarily indicative of the results for the full year. When necessary, reclassifications have been made to conform to current period presentation.

The Company is principally engaged in operating a worldwide web-based exchange for trading mortgage loans, mortgage servicing rights and related assets, and providing a state of the art Internet trading facility supported by experienced valuation, operations and trading professionals. In addition to trading assets, the Company provides a full range of asset valuation, analysis, due diligence and marketing services for: performing, sub-performing and non-performing assets; whole loans and participations; Community Reinvestment Act loans; and mortgage servicing rights. A wholly-owned subsidiary of HanoverTrade, Inc., Pamex Securities, LLC is a registered broker/dealer with the Securities and Exchange Commission.

In April 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, FASB Statement No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. SFAS 145 also rescinds FASB Statement No. 44, Accounting for Intangible Assets of Motor Carriers. SFAS 145 amends FASB Statement No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of SFAS 145 related to the rescission of FASB Statement No. 4 are effective for fiscal years beginning after May 15, 2002. The provisions of SFAS 145 related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS 145 are effective for financial statements issued on or after May 15, 2002. The adoption of SFAS 145 is not expected to have a material effect on the Company's consolidated financial statements.

In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS 146 replaces Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 is not expected to have a material effect on the Company's consolidated financial statements.

2. ACQUISITION

On January 19, 2001, the Company hired 18 employees of Pamex Capital Partners LLC ("Pamex") and purchased all of its assets. The Company entered into employment agreements with 6 of the 18 employees hired. The purchase price consisted of $850,000 in cash paid at closing, professional fees of $18,530 plus an earn-out of between $1,250,000 and $1,500,000, payable over three years in common stock of Hanover Capital Mortgage Holdings, Inc. ("HCHI"). This acquisition had been accounted for using the purchase method of accounting. At December 31, 2001, an initial earn-out of $500,000 had been accrued and was subsequently paid on February 19, 2002. At June 30, 2002, a second earn-out of $500,000 had been accrued and is payable in 2003. In addition, the Company is required under terms of the purchase agreement to adopt an employee stock option plan pursuant to which it will issue options to purchase 5% of the number of shares of common stock outstanding as of January 19, 2002.

3. PROPERTY AND EQUIPMENT

                                             JUNE 30,     DECEMBER 31,
                                              2002           2001
                                            ---------     -----------
Office machinery and computer equipment     $ 290,604      $ 259,950
Less accumulated depreciation                (130,841)       (83,222)
                                            ---------      ---------
Property and equipment - net                $ 159,763      $ 176,728
                                            =========      =========

Depreciation expense for the six months ended June 30, 2002 and 2001 was $48,091 and $39,071, respectively.

4. CAPITALIZED SOFTWARE

                                       JUNE 30,       DECEMBER 31,
                                         2002            2001
                                     -----------      -----------
Capitalized software costs           $ 3,358,474      $ 3,275,474
Less accumulated amortization         (1,651,211)      (1,105,151)
                                     -----------      -----------
Capitalized software costs - net     $ 1,707,263      $ 2,170,323
                                     ===========      ===========

Amortization expense for the six months ended June 30, 2002 and 2001 was $546,060 and $478,516, respectively. The estimated aggregate amortization expense, as of June 30, 2002, for the period July 1, 2002 through December 31, 2002 and for the years ending December 31, 2003, 2004 and 2005 is $546,060, $1,119,787, $96,750 and $27,666, respectively.


5. GOODWILL

On January 1, 2001, the Company implemented Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, to exclude from its scope goodwill and intangible assets that are not amortized.

In accordance with SFAS 142, the Company has completed its transitional goodwill impairment test and its annual impairment test and determined that the fair value of its reporting unit exceeded the carrying value at both test dates. As a result, no impairment loss was recognized as of January 1, 2002 and June 30, 2002.

The following table presents the consolidated results of operations adjusted as though the adoption of SFAS 142 occurred as of January 1, 2001:

                                      SIX MONTHS ENDED JUNE 30,
                                     ----------------------------
                                        2002             2001
                                     -----------      -----------
Reported net income (loss)           $   675,488      $(1,620,143)
Goodwill amortization add-back                --           26,774
                                     -----------      -----------
Adjusted net income (loss)           $   675,488      $(1,593,369)
                                     ===========      ===========

Goodwill balances are as follows:

                                      JUNE 30,        DECEMBER 31,
                                        2002             2001
                                     -----------      -----------
Goodwill                             $ 1,579,371      $ 1,108,901
Less accumulated amortization            (64,635)         (64,635)
                                     -----------      -----------
Goodwill -- net                      $ 1,514,736      $ 1,044,266
                                     ===========      ===========

Amortization expense for six months ended June 30, 2001 was $26,774.

On February 19, 2002, the Company received a capital contribution from HCHI of 63,577 shares of HCHI common stock with a then fair market value of $470,470. The capital contribution was utilized by the Company to fund the initial earn-out issued in connection with its purchase of all the assets of Pamex. The difference between the amount accrued at December 31, 2001 and the capital contribution at February 19, 2002, or $29,530, was reflected as an adjustment to goodwill.

6.CONCENTRATION RISK

As of and for the six months ended June 30, 2002, one of the Company's customers accounted for approximately 78% of total revenues and 38% of accounts receivable. No other customer individually accounted for more than 10% of total revenues or accounts receivable.

7. RELATED PARTY TRANSACTIONS


                                                    JUNE 30,    DECEMBER 31,
                                                     2002          2001
                                                   ---------    -----------
Due to Hanover Capital Partners Ltd.               $ 353,429     $ 466,287
Due to Hanover Capital Mortgage Holdings, Inc.        44,028        78,400
Other                                                     --           (48)
                                                   ---------     ---------
Due to related parties                             $ 397,457     $ 544,639
                                                   =========     =========

For the six months ended June 30, 2002 and 2001, Hanover Capital Partners Ltd. ("HCP") and HCHI billed certain expenses to HanoverTrade, Inc. ("HT"). The expenses billed include personnel, occupancy, travel and entertainment, and general and administrative. These expenses were billed to reflect activity on behalf of HT. HT expects similar billings from HCP and HCHI in future periods.

HCP billed a total of $1,741,700 and $1,488,800 of net expenses to HT for the six months ended June 30, 2002 and 2001, respectively. The billings included $1,381,000 and $1,001,600 of personnel, $280,700 and $372,200 of commissions,
$58,200 and $90,500 of travel and entertainment, and $21,800 and $24,500 of general and administrative for the six months ended June 30, 2002 and 2001, respectively.

HCHI billed a total of $264,016 and $218,890 of personnel expense to HT for the six months ended June 30, 2002 and 2001, respectively.

At June 30, 2002 and December 31, 2001, HT had a principal balance on a note payable to HCHI in the amount of $6,304,396 and $7,654,396, respectively. The maximum loan amount under this note is $10 million. The note bears interest daily at the prime rate minus 1% and interest is calculated on the daily principal balance outstanding. At June 30, 2002 and December 31, 2001, the interest rate in effect was 3.75%. The entire unpaid principal balance on the note is due in full on March 31, 2003.

8. INCOME TAXES

                               JUNE 30,       DECEMBER 31,
                                 2002            2001
                             -----------      -----------
Deferred tax assets          $ 1,670,686      $ 1,944,289
Valuation allowance           (1,670,686)      (1,944,289)
                             -----------      -----------
Deferred tax asset - net     $        --      $        --
                             ===========      ===========

The items resulting in significant temporary differences that generate deferred tax assets relate primarily to the benefit of net operating loss carryforwards for the six months ended June 30, 2002 and the year ended December 31, 2001, and goodwill amortization for the year ended December 31, 2001. The Company has established a valuation allowance for the full amount of the deferred income tax benefit.

The income tax provision (benefit) differs from amounts computed at statutory rates, as follows:

                                                               SIX MONTHS ENDED JUNE 30,
                                                               ------------------------
                                                                  2002           2001
                                                               ---------      ---------
Federal income tax provision (benefit) at statutory rate       $ 229,667      $(550,849)
State and local income tax provision (benefit)                    39,935        (95,783)
Meals and entertainment                                            3,593          6,133
Officers' life insurance                                             408            408
                                                               ---------      ---------
Total tax provision (benefit)                                    273,603       (640,091)
Valuation allowance                                             (273,603)       640,091
                                                               ---------      ---------
Income tax provision (benefit)                                 $      --      $      --
                                                               =========      =========

At June 30, 2002, the Company had a Federal tax net operating loss carryforward of approximately $4,200,000 that begins to expire in 2014.

9. STOCKHOLDERS' EQUITY

Prior to July 1, 2002, HCHI owned all of the outstanding preferred stock of the Company, giving it a 97% economic interest. The remaining 3% economic interest represented by all of the common stock of the Company was owned by the principals, John A. Burchett, Joyce S. Mizerak, George J. Ostendorf and Irma N. Tavares. The preferred stock has no dividend rate or preference over the common stock. Dividend distributions will be made in the same amount on a per share basis for the common stock as for the preferred stock. All voting power is held by the common stockholders except for certain situations involving merger, dissolution, sale of substantially all the assets of the Company, and amendments to the Certificate of Incorporation adversely affecting the preferred stockholder. In these situations, the preferred stockholder shall be entitled to vote.

10. COMMITMENTS AND CONTINGENCIES

The Company has noncancelable operating lease agreements for office space. Future minimum rental payments for such leases are as follows:

     Six Months Ending December 31, 2002    $ 93,003
     Year Ended December 31, 2003            170,112
     Year Ended December 31, 2004            139,810
     Year Ended December 31, 2005             45,932
                                            --------
                                            $448,857
                                            ========

Rent expense for the six months ended June 30, 2002 and 2001 amounted to $51,606 and $52,627, respectively.

11. SUPPLEMENTAL DISCLOSURES FOR STATEMENTS OF CASH FLOWS

                                                                          SIX MONTHS ENDED JUNE 30,
                                                                          -------------------------
                                                                            2002             2001
                                                                          --------         --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest to related party               $227,552         $201,263

ACQUISITION:
  Fair value of assets acquired                                           $     --         $259,629
  Goodwill at acquisition                                                       --          590,371
  Direct costs of acquisition                                                   --           18,530
                                                                          --------         --------
  Net cash paid for acquisition                                           $     --         $868,530
                                                                          ========         ========

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:
  Capital contribution received of 63,577 shares of Hanover Capital
    Mortgage Holdings, Inc. common stock utilized to fund the first
    earn-out in connection with the acquisition of Pamex                  $470,470         $     --
                                                                          ========         ========

  Second earn-out accrued in connection with the acquisition of Pamex resulting in an increase in goodwill and payable under asset
    purchase agreement                                                    $500,000         $     --
                                                                          ========         ========

12. SUBSEQUENT EVENTS

CHANGE IN COMMON STOCK OWNERSHIP

Pursuant to a Stock Purchase Agreement effective July 1, 2002, HCHI acquired 100% of the outstanding common stock of the Company. Therefore, as of July 1, 2002, HCHI owns 100% of the outstanding capital stock of the Company and, for periods ending after June 30, 2002, the Company's financial statements will be consolidated with the financial statements of HCHI.

DISPOSITION OF PAMEX SECURITIES

On July 26, 2002, the Company terminated its March 12, 2002 letter of intent with a third party to sell its wholly-owned subsidiary, Pamex Securities, LLC. No determination has been made as to the Company's disposition of this subsidiary.

OTHER

On July 2, 2002, New Jersey Governor James E. McGreevey signed into law a $1.8 billion business tax package, known as the Business Tax Reform Act. The bill includes several changes overhauling the Corporate Business Tax ("CBT") intended to close loopholes, impose an Alternative Minimum Assessment, and assesses a processing fee on limited liability partnerships. The bill has numerous provisions, some of which effect businesses that currently do not pay CBT. The Business Tax Reform Act is effective immediately for taxable years beginning on or after January 1, 2002, except in limited circumstances. The Company is currently in the process of determining what effect, if any, the Business Tax Reform Act will have on its consolidated financial statements.

                                     ******